FORM OF

State Street Institutional Investment Trust

4 Copley Place

Boston, MA 02116

Boston Financial Data Services, Inc.

2 Heritage Drive

North Quincy, Massachusetts 02171-2119

Attention: General Counsel, Legal Department, 8th Floor

Re: New Portfolios, New Funds and New Share Classes of State Street Institutional Investment Trust (the “Trust”)

July [    ], 2014

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established sixteen additional series of the Trust (each, a “New Fund”, and collectively, the “New Funds”):

• State Street Strategic Real Return Fund	• State Street Target Retirement 2035 Fund

• State Street Target Retirement Fund	• State Street Target Retirement 2040 Fund

• State Street Target Retirement 2015 Fund	• State Street Target Retirement 2045 Fund

• State Street Target Retirement 2020 Fund	• State Street Target Retirement 2050 Fund

• State Street Target Retirement 2025 Fund	• State Street Target Retirement 2055 Fund

• State Street Target Retirement 2030 Fund	• State Street Target Retirement 2060 Fund

As well as the following four new series of the Trust (each, a “New Portfolio, and collectively, the “New Portfolios”):

• State Street Equity 500 Index II Portfolio	• State Street Global Equity ex-U.S. Index Portfolio

• State Street Strategic Real Return Portfolio	• State Street Aggregate Bond Index Portfolio

Further, please be advised that the undersigned Trust has also established the following new share classes for the New Funds: Class A, Class C, Class I and Class K Shares (the, “New Share Classes”).

In accordance with the Section 18, the Additional Portfolios/Funds provision of the Transfer Agency and Service Agreement (the “Agreement”) dated as of July 31, 2009, by and among the Trust and Boston Financial Data Services, Inc. (“BFDS”), the undersigned Trust hereby requests that BFDS act as Transfer Agent for the New Share Classes under the terms of the Agreement and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A. In connection with such request, the undersigned Trust hereby confirms to BFDS, as of the date hereof, its representations and warranties set forth in Section 5 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

State Street Institutional Investment Trust on behalf of each party to the Agreement

By:
Name:	Ellen Needham
Title:	President, Duly Authorized

Agreed and Accepted:

BOSTON FINANCIAL DATA SERVICES, INC.

By:

Name:
Title:	_____________________, Duly Authorized
Effective Date:

2